CUSIP No. 152418109                                          Page 22 of 24 Pages

                                                                       EXHIBIT 6

                                  March 1, 2002

Ms. Rhoda K. Astone
Secretary and Clerk
Central Bancorp, Inc.
399 Highland Avenue
Somerville, MA 02144

         Re:     Demand For Stockholder Materials

Dear Ms. Astone:

       Pursuant to the applicable provisions of Massachusetts law, including
Section 32 of the Business Corporation Law of the Commonwealth of Massachusetts, and in accordance with Article VI, Section 7 of the Bylaws of Central Bancorp, Inc. ("Central" or the "Company"), the undersigned hereby demands an opportunity to inspect during normal business hours the stock ledger, current list of the stockholders (in alphabetical order, setting forth the name and address of each stockholder and the number of shares registered in the name of each such stockholder, as of the most recent date available), and an opportunity to make copies of or extracts from such documents. I hereby certify to Central that I am the record owner of 100 shares of common stock of Central, as evidenced by the attached copy of certificate #CB0089.

       In connection with the foregoing demand, I further demand the opportunity to inspect and copy the following, updated as of the date of this letter, all of which should be in the possession of Central or one of its agents:

       1. All daily stock transfer sheets showing changes in the stockholder list referred to in the preceding paragraph which are in or come into the possession of Central or the transfer agent(s) for the common stock of Central beginning the day following the date of such list.

       2. All information in Central's possession and/or subject to its direction or control and/or which can be obtained from nominees of any central depository system relating to the breakdown of all brokerage and financial institutions holding shares for their customers in street name and a breakdown of holdings which appear on the corporate stock ledger under the names of any central depository system (e.g., Cede & Co.).

       3. A list of the names, addresses and securities positions of non-objecting beneficial owners and acquiescing beneficial owners obtained by Central from brokers and dealers pursuant to the applicable rules promulgated under the Securities Exchange Act of 1934, as amended. If such list is not available as of a recent date, such list should be requested.

CUSIP No. 152418109                                          Page 23 of 24 Pages

       4. A list of the names and addresses of employee participants in any stock ownership plan of Central as of the date of the stockholder list.

       I further demand that modifications of, additions to or deletions from, any and all information referenced above subsequent to the date of the stockholder list referred to above be furnished to me as and when the same becomes available to Central or its agents or representatives. In the event any or all of the information encompassed by this demand is available in the form of computer tape or other medium suitable for use by computer or word processor, I demand inspection and copying of such computer tape or other medium as well as any program, software, manual or other instructions necessary for the practical use of such information.

       Foley & Lardner, which is acting as counsel to me, or its designated agent, is authorized to make the above-referenced inspection and receive copies on my behalf pursuant to the Power of Attorney attached hereto.

       I will bear the reasonable direct costs incurred by Central (including those of its transfer agent(s)) in connection with the production of the information with regard to which demand is made herein.

       The purpose for requesting such inspection and copying are to communicate with stockholders regarding the opportunities for Central to maximize stockholder value and to facilitate a possible solicitation of proxies with respect to the election of directors in connection with the 2002 Annual Meeting of Stockholders.

       Please advise me (telephone: 973-360-1666; fax: 973-360-1720) or my counsel, Mr. Phillip Goldberg, Foley & Lardner, 330 North Wabash Avenue, Suite 3300, Chicago, IL 60611 (telephone: 312-755-2549; fax 312-755-1925) as to when the items sought will be made available, and in what form.


                                                 Very truly yours,

                                                 /s/ Richard J. Lashley

                                                 Richard J. Lashley

CUSIP No. 152418109                                          Page 24 of 24 Pages


                                POWER OF ATTORNEY




STATE OF NEW JERSEY        )
COUNTY OF MORRIS           )        ss:
                           )



       I, Richard J. Lashley, do hereby make, constitute and appoint the law firm of Foley & Lardner, or any of its designated agents, to act on my behalf, to inspect and receive copies of the stockholder records of Central Bancorp, Inc. requested in the accompanying demand.



                                              By: /s/ Richard J. Lashley
                                                  Richard J. Lashley


Sworn to and subscribed before me
this 1st day of March, 2002.


------------------------------------
Notary Public

My Commission Expires:_______________